Exhibit 99.1

TELETOUCH ANNOUNCES IT WILL RESTATE FINANCIAL RESULTS

FOR THE YEARS ENDED MAY 31, 2002 AND 2003; NO IMPACT ON 2004;

FINANCIAL STATEMENTS FOR YEAR ENDING MAY 31, 2005 DELAYED

TYLER, TEXAS, September 2, 2005—Teletouch Communications, Inc. (AMEX:TLL) announced today that the Company will restate its financial statements for the fiscal years ended May 31, 2002 and 2003. The restatement is the result of previously reported ongoing conversations with SEC staff concerning the accounting for the Company’s financial restructuring which took place in May 2002 and November 2002. The financial restructuring had two components: a May 2002 extinguishment of certain junior debt (the “May 2002 Exchange Transaction”); followed by a November 2002 exchange of Series C Preferred Stock and redeemable common stock purchase warrants for its Series A and Series B Preferred Stock, warrants for the purchase of shares of Series B Preferred Stock, common stock warrants and shares of its common stock (the “November 2002 Exchange Transaction”).

As a result of the required restatements, the Company has not been able to file its Annual Report on Form 10-K for the year ended May 31, 2005 (the “10-K”) with the SEC in a timely fashion and that filing is delinquent at this time. It appears at this time that there will be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively.

As soon as possible, the Company intends to issue preliminary, unaudited summary results of operations for the period covered by the 10-K. All readers of this press release are urged to review such unaudited results of operations upon their issuance. Then, following completion of its discussions with the SEC staff the Company intends to (i) as discussed in greater detail below, file the amended financial statements with the SEC and (ii) file the 10-K for the year ended May 31, 2005.

The Exchange Transactions

As previously disclosed, in the May 2002 Exchange Transaction the Company retired certain junior debt, and later, after receiving stockholder approval in November 2002 and in conjunction with the November 2002 Exchange Transaction, issued to the holders of that debt shares of its Series C Preferred Stock and redeemable stock purchase warrants in exchange for outstanding shares of its Series A and Series B Preferred Stock, warrants for the purchase of shares of Series B Preferred Stock, common stock warrants and shares of its common stock (the Exchanged Securities). The holders of the Exchanged Securities included an entity affiliated with the Company’s Chairman of the Board, Robert M. McMurrey. In its accounting for the two transactions, the Company retained an independent third party, which used a present value methodology to value the Company’s Common Stock (into which the Series C Preferred Stock was convertible) at $0.04 per share. The Company used this valuation and apportioned the value of the securities which it issued between the May 2002 Exchange Transaction and the November 2002 Exchange Transaction.

During its normal review of the Company’s filings, the SEC staff initiated discussions with the Company about the Company’s accounting for the two Exchange Transactions including discussions regarding the method used to value the shares of the Series C Preferred Stock issued and whether or not the Series C Preferred Stock contained a “beneficial conversion feature” which should be accounted for under EITF 98-5 and EITF 00-27. The accounting under EITF 98-5 and EITF 00-27 would have required an amount to be recorded as period dividends on the Series C Preferred Stock.

As a result of these discussions with the SEC staff and the Company’s ongoing analysis of the May 2002 and November 2002 Exchange Transactions, the Company has preliminarily determined that the shares of the Series C Preferred Stock issued in the May 2002 and November 2002 Exchange Transactions should have been valued at the market price of the Company’s common stock ($0.33 per share when the Series C Preferred Stock was issued in November, 2002) rather than the present value methodology originally used. This change in the valuation of the shares of the Series C Preferred Stock would:

•	reduce by $5.07 million, to $64.5 million from $69.6 million, the gain on the May 2002 Exchange Transaction recorded in the year ended May 31, 2002; and

•	reduce, by $7.60 million to $28.8 million from $36.3 million, the gain from the November 2002 Exchange Transaction that was included in the computation of earnings per share for the year ended May 31, 2003.

Earnings per share for the relevant quarters and the years ended May 31, 2002 and 2003 will be reduced as a result of the impact on earnings resulting from this change in valuation. Total stockholders’ equity would not be affected, although there would be some changes in the components of stockholders’ equity. These specific changes are:

•	The reduction in the gain from the May 2002 Exchange Transaction would increase the Company’s accumulated deficit with an offsetting increase of the amount recorded for the outstanding Series C preferred Stock,

•	The reduction in the gain from the November 2002 Exchange Transaction would decrease the Company’s additional paid-in capital with an offsetting increase of the amount recorded for the outstanding Series C preferred Stock.

In addition, the change in the value assigned to the Series C Preferred Stock would mean that it does not contain a beneficial conversion feature as defined in EITF 98-5 and EITF 00-27. It appears at this time that there will be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively.

The Company cautioned that its discussions with the SEC staff are ongoing, as a result of which there can be no assurance that the adjustments described above will in fact be the final adjustments that the Company determines are required.

Until the Company has restated and reissued its results for the applicable periods, investors and other users of the Company’s SEC filings are cautioned not to rely on the Company’s financial statements for the years ended May 31, 2002 and 2003, to the extent they are affected by the accounting issues described above.

At the same time as the Company was discussing these issues with the SEC staff, the Company, under the supervision of its Audit Committee and with the assistance of an independent accounting expert, began its inquiry into the circumstances relating to the above-referenced accounting treatments to assure that there are no other financial reporting or disclosure control items that may be of concern. The preliminary results of this inquiry indicate that, apart from the adjustments discussed in this Current Report, no other adjustments to the Company’s financial statements appear necessary.

The Company intends to file the amended financial statements with the SEC as soon as possible after the completion of its discussions with the SEC staff.

About Teletouch

Teletouch Communications, Inc., a proven U.S. leader in wireless messaging and related network management, provides a complete suite of mobile asset tracking solutions using sophisticated, yet cost-effective GPS-based hardware and software products for fleets, hazardous materials and “worker-down” emergency notification applications. In addition to its telemetry business, Teletouch offers two-way radio communications, cellular and wireless messaging services throughout the United States. Teletouch’s common stock is traded on the American Stock Exchange under stock symbol: TLL. Additional product, business and financial information for Teletouch is available at www.Teletouch.com.

#        #        #

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. Negotiations with respect to the transaction that are the subject of this release are ongoing and may result in significant modifications to the transaction. There can be no assurance that the transaction that is the focus of this release will be concluded, or if concluded that it will be concluded on terms currently contemplated. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Press Contact:

Teletouch Communications, Inc.

Thomas A. “Kip” Hyde, Jr.

Chief Executive Officer

Direct: 817-654-6225

khyde@teletouch.com